FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549





                     Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934





        Date of Report (Date Earliest Event reported) - April 12, 2004




                              CB BANCSHARES, INC.
               -----------------------------------------------
            (Exact name of registrant as specified in its charter)





                 Hawaii                         99-0197163
          --------------------           -----------------------
       (State of Incorporation)       (IRS Employer Identification No.)





                  201 Merchant Street, Honolulu, Hawaii 96813
                 ---------------------------------------------
                   (Address of principal executive offices)





                                (808) 535-2500
                             ------------------------
                        (Registrant's Telephone Number)

Item 12.  Disclosure of Operations and Financial Condition

         On April 12, 2004, CB Bancshares, Inc. issued a press release announcing the Company's results of operations for the first quarter ended March 31, 2004 (attached as Exhibit A).

         The earnings release includes non-GAAP financial measures, which excludes the effect of expenses associated with the unsolicited hostile takeover proposal announced by Central Pacific Financial Corp. on April 17, 2003 and gain from the early pay-off of an asset-backed security. The earnings release also presents the calculation of the efficiency ratio, which excludes the unsolicited hostile takeover proposal expenses, gain from the early pay-off of an asset-backed security and amortization of intangibles.

         Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company's operating performance and facilitate management's comparisons to the Company's historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company's historical operating results.

         These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:    April 12, 2004                        CB Bancshares, Inc.
     ----------------------



                                         By:      /s/ Dean K. Hirata
                                            ------------------------------------
                                            Dean K. Hirata
                                             Senior Vice President and
                                               Chief Financial Officer
                                                  (principal financial officer)

                                                                       EXHIBIT A


FOR IMMEDIATE RELEASE
Contact: Dean K. Hirata                     Wayne T. Miyao
         Senior Vice President and          Senior Vice President
         Chief Financial Officer            City Bank
         CB Bancshares, Inc.                Phone (808) 535-2590
         Phone (808) 535-2583

                CB BANKSHARES, INC. REPORTS A 146.8% INCREASE
                           IN FIRST QUARTER ESULTS

HONOLULU, HAWAII, April 12, 2004 - CB Bancshares, Inc. (NASDAQ: CBBI), parent company of City Bank, reported consolidated net income of $9.8 million for the quarter ended March 31, 2004, an increase of 146.8% over the same quarter last year. Diluted earnings per share of $2.21 for the first quarter of 2004 increased 140.2% over the same quarter last year.

Ronald K. Migita, President and Chief Executive Officer of CB Bancshares, Inc. said, "We are extremely pleased to report our record financial results for the first quarter ending March 31, 2004. We have produced four consecutive quarters of outstanding financial performance. Our core businesses are strong, net interest margin has increased, and loan volume continues to grow, while our credit quality continues to improve. We believe that our Company is well positioned to deliver sustainable growth and to enhance value for our shareholders."

At March 31, 2004, the Company had $1.9 billion in assets, up 13.1% as compared to March 31, 2003. The Company also had $1.3 billion in deposits, up 14.2% and $1.3 billion in loans, up 16.6%.

Net interest income was $21.3 million for the first quarter of 2004, an increase of $3.0 million, or 16.1%, over the same period in 2003. The increase in net interest income was due to an 11 basis point increase in the net interest margin (to 4.87%) and a $197.2 million increase in the average balance of interest-earning assets and a $154.5 million rise in the average balance of interest-bearing liabilities.

Noninterest income was $7.4 million for the first quarter of 2004, an increase of $1.9 million, or 35.1%, over the same quarter last year. The increase was primarily due to a gain of $2.6 million that resulted from the early pay-off of an asset-backed security.

Noninterest expense totaled $14.5 million for the first quarter of 2004, an increase of $900,000, or 6.6%, over the first quarter of 2003. The increase was primarily due to an increase of $800,000 in salaries and employee benefits resulting from higher incentive-based compensation and an increase in personnel to staff mainland loan offices and $348,000 of expenses related to the unsolicited hostile takeover proposal.

The efficiency ratio (excluding the unsolicited hostile takeover proposal expenses, gain on early pay-off of asset-backed securities and amortization of intangibles) improved from 56.98% for the first quarter of 2003 to 53.18% for the first quarter of 2004. Inclusive of these items, the efficiency ratio was 57.29% and 50.67% for the first quarter of 2003 and 2004, respectively.

Nonperforming loans and nonperforming assets were $4.6 million at March 31, 2004, which represented decreases of $7.0 million, or 60.3%, and $7.8 million, or 62.8%, respectively, as compared to March 31, 2003. The decrease in nonperforming assets was primarily due to a $5.1 million decrease in nonperforming real estate loans and an $800,000 reduction in other real estate owned.

The provision for credit losses was $500,000 in the first quarter of 2004, a decrease of $3.8 million, or 88.5%, compared to the same period in 2003. The Company's lower provision in 2004 reflects the significant improvement in asset quality. The allowance for credit losses to total nonperforming loans increased to 620.4% at March 31, 2004 from 267.7% at March 31, 2003.

At March 31, 2004, total stockholders' equity was $178.0 million, an increase of $23.4 million, or 15.2%, over March 31, 2003. Return on equity for the quarter ended March 31, 2003 was 22.71% (19.95% excluding the after-tax unsolicited hostile takeover proposal expenses and gain on early pay-off of asset-backed securities). In March 2004, a cash dividend of $0.36 per share was paid to shareholders, an increase of $0.26, or 260%, over the $0.10 per common share paid last year.

CB Bancshares, Inc. is a bank holding company, which provides a full range of banking products and services for small-and-medium-sized businesses and retail customers through its principal subsidiary, City Bank. City Bank maintains 22 branches on the islands of Oahu, Hawaii, Maui and Kauai.

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares' current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2003 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                       CB Bancshares, Inc. and Subsidiaries
                           At or for the Quarter Ended
                             March 31, 2004 and 2003

                                                                   Change
                                        2004        2003      Amount  Percent
                                     (dollars in thousands, except number of
                                           shares and per share data)

    QUARTER ENDED MARCH 31:
      Net income                       $9,802      $3,972     $5,830   146.8 %
      Net income - adjusted (1)         8,608       3,972      4,636   116.7
      Per share data:
        Diluted:
          Net income                     2.21        0.92       1.29   140.2
          Net income - adjusted (1)      1.94        0.92       1.02   110.9
        Cash dividends                   0.36        0.10       0.26   260.0
      Average shares outstanding(2) 4,439,467   4,333,696    105,771     2.4

    AT MARCH 31:
      Balance sheet:
        Total assets               $1,873,523  $1,656,759   $216,764    13.1 %
        Loans                       1,349,512   1,157,014    192,498    16.6
        Loans, net                  1,299,474   1,015,423    284,051    28.0
        Deposits                    1,308,578   1,146,094    162,484    14.2
        Stockholders' equity          177,953     154,526     23,427    15.2

      Asset quality:
        Nonperforming loans             4,624      11,659     (7,035)  (60.3)
        Nonperforming assets (3)        4,624      12,430     (7,806)  (62.8)
        Allowance for credit
         losses                        28,686      31,210     (2,524)   (8.1)

      Per share data:
        Book value                      41.22       36.23       4.99    13.8
        Market value                    69.91       44.35      25.56    57.6

      Balance sheet averages:
        Total assets               $1,865,743  $1,657,589   $208,154    12.6 %
        Loans                       1,332,010   1,152,321    179,689    15.6
        Earning assets              1,773,298   1,576,069    197,229    12.5
        Deposits                    1,251,916   1,148,644    103,272     9.0
        Stockholders' equity          173,582     152,768     20,814    13.6

    SELECTED FINANCIAL RATIOS:
      Return on average:
        Total assets                     2.11 %      0.97 %
        Total assets - adjusted (1)      1.86        0.97
        Stockholders' equity            22.71       10.54
        Stockholders' equity -
         adjusted (1)                   19.95       10.54
      Net interest margin                4.87        4.76
      Efficiency ratio                  50.67       57.29
      Efficiency ratio - adjusted (4)   53.18       56.98
      Nonperforming loans to
       total loans (at March 31)         0.34        1.01
      Nonperforming assets to
       total assets (at March 31)(3)     0.25        0.75
      Allowance for credit losses
       to total loans (at March 31)      2.13        2.70
      Allowance for credit losses
       to nonperforming loans
        (at March 31)                  620.37      267.69

    Notes:
     (1) Excludes after-tax unsolicited hostile takeover proposal expenses and gain on early pay-off of asset-backed security in 2004 (see supplemental financial information).
     (2) Average outstanding shares retroactively adjusted for the 390,345 common shares issued in connection with the 10% stock dividend distributed to shareholders of record on June 16, 2003.
     (3) Nonperforming assets consist of nonperforming loans and other real estate owned.
     (4) Defined as noninterest expense excluding unsolicited hostile takeover proposal expenses and amortization of intangibles as a percentage of total operating revenue excluding gain on early pay-off of asset-backed security (see supplemental financial information).


                       Supplemental Financial Information
                      CB Bancshares, Inc. and Subsidiaries
                  Reconciliation of Non-GAAP Financial Measures
                           At or for the Quarter Ended
                             March 31, 2004 and 2003

                                                    2004             2003
                                              (dollars in thousands, except
                                                      per share data)
    Net income:

      Net income                                   $9,802           $3,972
      Unsolicited proposal expenses (1)               235               --
      Gain on early pay-off of asset-backed
       security (2)                                (1,429)              --

      Net income, excluding unsolicited
       proposal expenses and gain on early
       pay-off of asset-backed security            $8,608           $3,972

    Earnings per share:
      Net income                                    $2.21            $0.92
      Unsolicited proposal expenses (1)              0.05               --
      Gain on early pay-off of asset-backed
       security (2)                                 (0.32)              --

      Net income, excluding unsolicited
       proposal expenses and gain on early
       pay-off of asset-backed security             $1.94            $0.92

    Return on average assets:
      Net income                                     2.11  %          0.97 %
      Unsolicited proposal expenses (1)              0.06               --
      Gain on early pay-off of asset-backed
       security (2)                                 (0.31)              --

      Net income, excluding unsolicited
       proposal expenses and gain on early
       pay-off of asset-backed security              1.86  %          0.97  %

    Return on average stockholders' equity:
      Net income                                     22.71 %         10.54  %
      Unsolicited proposal expenses (1)               0.55              --
      Gain on early pay-off of asset-backed
       security (2)                                  (3.31)             --

      Net income, excluding unsolicited
       proposal expenses and gain on early
       pay-off of asset-backed security              19.95  %        10.54  %

    Efficiency ratio:

      Net interest income                          $21,257         $18,302
      Noninterest income                             7,445           5,511

         Total operating revenue (a)               $28,702         $23,813

      Less gain on early pay-off of
       asset-backed security                        (2,012)             --

         Total operating revenue, adjusted (b)     $26,690         $23,813

      Noninterest expense (c)                      $14,542         $13,642
      Unsolicited proposal expenses                   (348)             --
      Amortization of intangibles                        1             (74)

         Noninterest expense, adjusted (d)         $14,195         $13,568

      GAAP efficiency ratio (c / a)                  50.67  %        57.29  %
      Efficiency ratio, excluding gain on
       early pay-off of asset-backed
       security, unsolicited proposal
       expenses, and amortization of
       intangibles (d / b)                           53.18  %        56.98  %


    Notes:
     (1) Represents after-tax expenses associated with the defense of the unsolicited hostile takeover proposal by Central Pacific Financial Corp. announced on April 16, 2003.
     (2) Represents after-tax gain on early pay-off of asset-backed security.


     CONSOLIDATED BALANCE SHEETS
     CB Bancshares, Inc. and Subsidiaries
     (Unaudited)


                                                 March 31,         March 31,
     (in thousands)                                2004              2003

     ASSETS
     Cash and due from banks                     $56,577            $34,410
     Interest-bearing deposits in other
      banks                                        1,109             19,428
     Federal funds sold                            2,300                 --
     Investment securities:
       Held to maturity                          105,441            174,120
       Available-for-sale                        281,756            202,610
       Restricted                                 31,889             30,382
     Loans held for sale                          21,352            110,381
     Loans, net                                1,299,474          1,015,423
     Premises and equipment                       16,712             16,373
     Other assets                                 56,913             53,632

     Total assets                             $1,873,523         $1,656,759

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits:
       Non-interest bearing                     $205,336           $172,076
       Interest bearing                        1,103,242            974,018
         Total deposits                        1,308,578          1,146,094
     Short-term borrowings                       115,400              6,400
     Other liabilities                            24,487             27,617
     Long-term debt                              244,385            319,402
     Minority interest in consolidated
      subsidiary                                   2,720              2,720
         Total liabilities                     1,695,570          1,502,233

     Stockholders' equity:
       Preferred stock                                --                 --
       Common stock                                4,353              3,917
       Additional paid-in capital                103,466             78,834
       Retained earnings                          64,778             67,221
       Unreleased shares to employee
        stock ownership plan                      (1,284)            (1,448)
       Accumulated other comprehensive
        income, net of tax                         6,640              6,002

         Total stockholders' equity              177,953            154,526

     Total liabilities and stockholders'
      equity                                  $1,873,523         $1,656,759


     CONSOLIDATED STATEMENTS OF INCOME
     CB Bancshares, Inc. and Subsidiaries
     (Unaudited)

                                                  Three months ended March 31,
     (in thousands)                                    2004          2003

     Interest income:
       Interest and fees on loans                    $22,313       $20,684
       Interest and dividends on
        investment securities:
          Taxable interest income                      3,784         3,185
          Nontaxable interest income                     386           390
          Dividends                                      314           496
       Other interest income                               6           178
           Total interest income                      26,803        24,933

     Interest expense:
       Deposits                                        2,711         3,483
       Short-term borrowings                             542            43
       Long-term debt                                  2,293         3,105
           Total interest expense                      5,546         6,631
           Net interest income                        21,257        18,302
     Provision for credit losses                         500         4,330
           Net interest income after
            provision for credit losses               20,757        13,972

     Noninterest income:
       Service charges on deposit accounts             1,092         1,111
       Other service charges and fees                  1,634         1,693
       Net realized gains on sales of
        securities                                     2,353           252
       Net realized gains on sales of
        loans                                          1,066           882
       Item processing fee income                        479           425
       Other                                             821         1,148
           Total noninterest income                    7,445         5,511

     Noninterest expense:
       Salaries and employee benefits                  7,975         7,174
       Net occupancy expense                           1,723         1,629
       Equipment expense                                 573           609
       Unsolicited hostile takeover
        proposal expenses                                348            --
       Other                                           3,923         4,230
           Total noninterest expense                  14,542        13,642
           Income before income taxes                 13,660         5,841
     Income tax expense                                3,858         1,869
           NET INCOME                                 $9,802        $3,972